EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-80065, 333-06563, 333-11451, 333-35651, 333-28929, 333-28927,
333-71913, and 333-80963) and the Registration Statements on Form S-3 (Nos. 333-16767, 333-26293, 333-61585, 333-30766, 333-77715, 333-43100, 333-45918, and
333-54816), respectively, of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Secure Computing Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 26, 2001